INSTITUTIONAL EQUITY FUNDS, INC.

                             ARTICLES OF AMENDMENT


     Institutional Equity Funds, Inc., a Maryland corporation, having its principal office in the City of Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:
     FIRST:  The Charter of the Corporation is hereby amended to change the name
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of the series of stock of the Corporation designated as the "Mid-Cap Equity
Growth Fund" series to the  "Institutional Mid-Cap Equity Growth Fund" series.
 As a result of this amendment, all references to the "Mid-Cap Equity Growth Fund" hereby are changed to "Institutional Mid-Cap Equity Growth Fund".
     SECOND:  The amendment does not change the outstanding capital stock of the
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Corporation or the aggregate par value thereof.
     THIRD:  The foregoing Amendment to the Charter of the Corporation has been
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approved by the Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law. No approval by shareholders of the Corporation is required under applicable law.
     FOURTH:  The Corporation is registered as an open-end company under the
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Investment Company Act of 1940.
     IN WITNESS WHEREOF, Institutional Equity Funds, Inc., has caused these presents to be signed in its name and on its behalf by its Vice President, and witnessed by its Secretary, on April 17, 2000.
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ATTEST:                       INSTITUTIONAL EQUITY FUNDS, INC.



______________________________     By: ________________________________
Patricia B. Lippert, Secretary      Henry H. Hopkins, Vice President

     THE UNDERSIGNED, the Vice President of Institutional Equity Funds, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Articles of Amendment to be the corporate act of the Corporation and hereby certifies to the best of his knowledge, information and belief the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


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                               Henry H. Hopkins, Vice President